Exhibit 10.5

TERMINATION AND RELEASE AGREEMENT

This Termination and Release Agreement (“Agreement”) is entered into as of November 12, 2025 (“Effective Date”) by and among (i) GLOBAL AI, INC., a Nevada corporation publicly traded on OTC Markets with Symbol “GLAI” (“Global AI”), (ii) TECTU BIZ LTD., a company organized under the laws of the State of Israel (“Tectu”), and the Sellers (as defined in the SPA (defined below)) (collectively, Global AI, Tectu, and the Sellers shall be referred to as the “Parties” and individually as a “Party”).

WHEREAS, the Parties have entered into a Share Purchase Agreement dated December 31, 2024

(the “SPA”).

WHEREAS, certain conditions precedent set forth in the SPA have not been satisfied to date and are not reasonably expected to be satisfied; and

WHEREAS, the Parties now desire to terminate the SPA and release each other from certain claims and obligations as set forth in this Agreement.

NOW, THEREFORE, the Parties hereby agree as follows:

1.	Termination of All Agreements.

Except for the obligations under this Agreement, the Parties hereby agree that the SPA and all other agreements, oral or written, express or implied, that exist or may have existed in any form, prior to the Effective Date, including any agreements with a subsidiary of Global AI, are hereby terminated and of no further force or effect, and neither Party owes the other Party any obligation under the SPA or any other agreement.

2.	Mutual Releases.

(a) Except with respect to the rights and obligations of this Agreement, each Party, on behalf of itself and its affiliates, subsidiaries, parent companies, predecessors, successors, assigns, officers, directors, employees, agents, shareholders, partners, members, and representatives, hereby irrevocably releases and forever discharges the other Party and its affiliates, subsidiaries, parent companies, predecessors, successors, assigns, officers, directors, employees, agents, shareholders, partners, members, and representatives from any and all claims, demands, actions, causes of action, suits, arbitrations, proceedings, liabilities, damages, costs, expenses (including attorneys’ fees), debts, obligations, contracts, agreements, covenants, promises, warranties, indemnities, and losses of any kind or nature whatsoever, whether known or unknown, suspected or unsuspected, disclosed or undisclosed, contingent or fixed, direct or indirect, arising out of, relating to, or in connection with (i) the SPA, any other agreement or arrangement, and any past or present, dealings or relationships, or any other matter or event existing or occurring at any time prior to and including the Effective Date; as well as (ii) any intellectual property rights of the other Party or its affiliates, including but not limited to patents, patent applications, designs, copyrights, trademarks, trade names, trade secrets, source code, know-how, processes, methodologies, or any other rights, whether registered or unregistered, directly or indirectly related to the other Party’s business, products, services, or technologies (“Released Claims”).

(b) Without derogating from the generality of the foregoing, it is hereby expressly agreed that: (i) each party shall retain sole and exclusive ownership of any intellectual property developed by it prior to the parties’ engagement under the SPA; (ii) neither party shall be restricted or limited in any manner from continuing to develop any intellectual property owned by it prior to the date of the SPA, nor shall either party be deprived of the right to market, distribute, or sell any such products under any brand name owned by it prior to such date. The other party shall have no proprietary rights or interests in such intellectual property, nor any entitlement to derive commercial benefits from it, including, without limitation, the right to market, distribute, or sell any products owned by an applicable party prior to the date of the SPA (“Pre-Existing Products”), which shall remain the sole and exclusive property of such  applicable party. For the avoidance of doubt, no party shall include in its website, platforms, and any other media under its direct control any reference to or use of any logo or brand names and/or any related descriptions of the other party or its Pre-Existing Products, and to take all reasonable steps to ensure that such references are permanently deleted and not used in connection with the operations of such party or any of its affiliates going forward; provided that no party shall be required to remove or attempt to remove such references from third-party websites, search engines, or other platforms not under its direct control or ownership.

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(c) This Agreement is a compromise and final settlement of the Released Claims and does not constitute an admission of liability or wrongdoing by either Party.

3. Unknown and Unsuspected Claims. The Parties acknowledge that the Released Claims extend to and include unknown and unsuspected claims. Each Party acknowledges that they are aware that they may hereafter discover facts in addition to, contrary to, or different from those they now know or believe to be true with respect to the matters set forth herein. Nevertheless, it is the intention of the Parties to fully, finally, and forever settle and release all claims of any kind or nature whatsoever that were in existence as of the Effective Date of this Agreement. In furtherance of the Parties’ intent, the mutual releases in this Agreement shall remain in full and complete effect notwithstanding the discovery or existence of any additional, contrary, or different facts.

4.	Confidentiality and Non-Disparagement.

(a) The existence, negotiation, and terms of this Agreement are strictly confidential and shall not be disclosed directly or indirectly to any other person or entity, with the following exceptions: (i) a Party’s accountants, lawyers or representatives (including legal representatives) of a Party’s insurance carrier or insurance broker, with a need to know the information and a duty to maintain the confidentiality thereof; (ii) if required for enforcement of the Agreement; (iii) as otherwise required by applicable law, including pursuant to discovery procedures and where subject to an appropriate protective order, or public disclosure requirements; or (iv) any disclosures required by securities laws, stock exchange regulations, or other legal obligations applicable to public companies.

(b) Each Party shall not, at any time, directly or indirectly, make, publish, or communicate to any person or entity, or in any public forum, any defamatory, false, or disparaging remarks, comments, or statements concerning any other Party, its affiliates, or their respective businesses, products, services, reputation, or any of their directors, officers, employees, or representatives, or otherwise take any action that would (or would reasonably be expected to) harm or adversely affect the reputation, image, or commercial interests of another Party or its affiliates. Notwithstanding the foregoing, nothing in this section shall prohibit any Party from making truthful statements as required by law, regulation, or legal process. The obligations under this section shall survive termination or expiration of this Agreement indefinitely.

(c) If a Party breaches any of its obligations with respect to confidentiality and non-disparagement hereunder, the Party affected by the breach shall be entitled to seek equitable relief to protect its interest therein, including but not limited to injunctive relief, as well as money damages.

5. Miscellaneous. The miscellaneous provisions set forth in Article 12 of the SPA are hereby incorporated by reference and shall apply to this Agreement mutatis mutandis, with such changes as are necessary to give effect to the intent of the Parties under this Agreement. In the event of any conflict between the SPA’s miscellaneous provisions and this Agreement, the terms of this Agreement shall prevail. Without derogating from the generality of the foregoing, it is hereby clarified that: (i) any references in Article 12 of the SPA to “Transaction Documents”, “Binding Agreements”, “Share Purchase”, “Transactions” and “Acquirer Indemnified Persons” or any other expression that refers to the SPA and not relevant to this document, shall not be deemed incorporated into this Agreement; (ii) notwithstanding the provisions of Section 12.6 of the SPA, any amendment to this agreement will required a written instrument signed by all parties hereto (and the consent of the “Sellers’ Majority” shall not be sufficient).

[Signature page follows]

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IN WITNESS WHEREOF, and intending to be legally bound, each of the Parties hereto has caused this Agreement to be executed as of the date set forth above.

/s/: Darko Horvat
Global AI, Inc.	Tectu Biz Ltd.

Name: Darko Horvat	Name:
Title: CEO & Chairman	Title:

SELLERS:

______________________

ARI MARGALIT

______________________

SNIR SMUZIK

______________________

NETA YARDENI

______________________

MICHAEL MARGOLIS

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